UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2011

THE HANOVER INSURANCE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13754	04-3263626
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

440 Lincoln Street, Worcester, Massachusetts 01653

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (508) 855-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 14, 2011, The Hanover Insurance Group, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC as representatives of the several underwriters named in Schedule I thereto (collectively, the “Underwriters”) pursuant to which the Company agreed to sell and the Underwriters agreed to purchase, upon the terms and subject to the conditions set forth therein, $300 million aggregate principal amount of the Company’s 6.375% Notes due June 15, 2021 (the “Notes”). The Notes will be issued under the indenture with U.S. Bank National Association, as trustee, dated January 21, 2010, as supplemented by the Second Supplemental Indenture (as defined below).

On June 17, 2011, the Company completed the issuance and sale of the Notes. In connection with the closing of the issuance and sale of the Notes, the Company entered into a second supplemental indenture (the “Second Supplemental Indenture”) with U.S. Bank National Association, as trustee, relating to the Notes.

The Notes were registered on Form S-3 under the Securities Act of 1933 (Registration Statement File No. 333-164446) (the “Registration Statement”). In order to furnish certain exhibits for incorporation by reference into the Registration Statement, the Company is filing the Underwriting Agreement, the Second Supplemental Indenture and the opinion of Ropes & Gray LLP relating to the validity of the Notes as exhibits to this filing.

Item 2.03

The description of the Second Supplemental Indenture in Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 7.01

In connection with the acquisition bridge credit agreement (the “Bridge Agreement”) available only for the purposes of funding the proposed acquisition by the Company of Chaucer Holdings PLC (“Chaucer”), as described in the Company’s Current Report on Form 8-K filed on April 20, 2011, the Company is disclosing under Item 7.01 of this Current Report on Form 8-K, that the Bridge Agreement terminated in accordance with its terms following the closing of the issuance and sale of the Notes.

The net proceeds from the offering of the Notes have been deposited in an escrow account established to fund the acquisition of Chaucer. The amount of the escrow in excess of approximately $482 million is expected to be released to the Company, for purposes which may include the repayment of certain indebtedness and/or for general corporate and working capital purposes.

Forward-Looking Statements

The proposed acquisition of Chaucer by the Company is subject to a number of conditions, including approvals of the High Court of England and Wales, the Financial Services Authority of the United Kingdom and the Corporation of Lloyd’s. There can be no assurances that the proposed acquisition will be consummated or if it is, that the Company will realize the potential benefits of such acquisition.

This Form 8-K contains and may include certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, including with respect to the proposed acquisition of Chaucer, may be forward-looking statements.

The Company cautions investors that any such forward-looking statements are not guarantees of future performance, and actual results could differ materially. Investors are directed to consider the risks and uncertainties in the Company’s business that may affect future performance and that are discussed in readily available documents, including the Company’s annual report and other documents filed by the Company with the Securities and Exchange Commission and which are also available at www.hanover.com under “Investors”.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

1.1	Underwriting Agreement dated as of June 14, 2011 by and among The Hanover Insurance Group, Inc., Goldman, Sachs & Co., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named in Schedule I thereto.

4.1	Second Supplemental Indenture dated as of June 17, 2011, between U.S. Bank National Association, as trustee, including the form of Global Note attached as Annex A thereto, supplementing the Indenture dated as of January 21, 2010.

5.1	Opinion of Ropes & Gray LLP as to the validity of the Notes.

23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1).

99.1	News Release of The Hanover Insurance Group, Inc. dated June 14, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Hanover Insurance Group, Inc. (Registrant)

Date: June 17, 2011	By:	/s/ David B. Greenfield
Name: David B. Greenfield Title: Executive Vice President, Chief Financial Officer and Principal Accounting Officer

EXHIBIT INDEX

1.1	Underwriting Agreement dated as of June 14, 2011 by and among The Hanover Insurance Group, Inc., Goldman, Sachs & Co., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named in Schedule I thereto.

4.1	Second Supplemental Indenture dated as of June 17, 2011, between U.S. Bank National Association, as trustee, including the form of Global Note attached as Annex A thereto, supplementing the Indenture dated as of January 21, 2010.

5.1	Opinion of Ropes & Gray LLP as to the validity of the Notes.

23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1).

99.1	News Release of The Hanover Insurance Group, Inc. dated June 14, 2011.